Exhibit 11



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Gardner Lewis Investment Trust and Shareholders of The Chesapeake Growth Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-53800 of The Chesapeake Growth Fund (a Series of the Gardner Lewis Investment Trust) of our report dated March 19, 1999, appearing in the Annual Report for the year ended February 28, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




/S/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
April 29, 1999

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                                                            Exhibit 11


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Gardner Lewis Investment Trust and Shareholders of The Chesapeake Core Growth Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-53800 of The Chesapeake Core Growth Fund (a Series of the Gardner Lewis Investment Trust) of our report dated March 19, 1999, appearing in the Annual Report for the year ended February 28, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/S/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
April 29, 1999